PARTICIPATION AGREEMENT

Among

Security Benefit Life Insurance Company,

Security Distributors, Inc.,

ABN AMRO Funds,

and

ABN AMRO Distribution Services (USA), Inc.
THIS AGREEMENT, dated as of the 29th day of September, 2006, by and among Security Benefit Life Insurance Company, (the “Company”), a stock life insurance company organized under the laws of the State of Kansas, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto, as may be amended from time to time (each an “Account”),Security Distributors, Inc., (“SDI”), a registered broker-dealer organized under the laws of Kansas, ABN AMRO Funds (the “Trust”) a Delaware Business Trust, and ABN AMRO Distribution Services (USA), Inc. (the “Distributor”), a registered broker-dealer organized under the laws of Delaware.
WHEREAS, the shares of beneficial interest/common stock of the Trust are divided into several series of shares, each representing the interest in a particular managed Fund of securities and other assets (each a “Fund”) and listed in Schedule B hereto; and
WHEREAS, the Trust is registered as an investment management company under the Investment Company Act of 1940, as amended (the “1940 Act”) and shares of the Funds are registered under the Securities Act of 1933, as amended (the “1933 Act”); and
WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and is a member in good standing of the National Association of Securities Dealers, Inc. (the “NASD”); and
WHEREAS, the Company has issued or will issue certain variable annuity contracts supported wholly or partially by the Account (the “Contracts”), and said Contracts are listed in Schedule B hereto, as it may be amended from time to time by mutual written agreement; and
WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company to set aside and invest assets attributable to the aforesaid Contracts; and
WHEREAS, the Company intends to purchase shares in the Funds listed in Schedule B hereto, as it may be amended from time to time by mutual written agreement (the “Designated Portfolios”), on behalf of the Account to fund the aforesaid Contracts; and
WHEREAS, SDI is duly registered as a broker/dealer under the 1934 Act, is a member in good standing of the NASD and is the underwriter for the Contracts;
NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust and the Distributor agree as follows:

A-1

ARTICLE I.  Sale of Fund Shares
1.1. Subject to Article IX hereof, the Trust agrees to make available to the Company for purchase on behalf of the Account, shares of the Designated Portfolios, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Funds (other than those listed on Schedule B) in existence now or that may be established in the future will be made available to the Company only as the Trust may so provide in writing and as an amendment to Schedule B, and (ii) the Board of Trustees of the Fund (the “Board”) may suspend or terminate the offering of shares of any Designated Portfolio or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary and in the best interests of the shareholders of such Designated Portfolio.
1.2. The Trust or its designee shall redeem, at the Company’s request, any full or fractional Designated Portfolio shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, the Trust or its designee may delay redemption of Fund shares of any Designated Portfolio to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder.
1.3. Purchase and Redemption Procedures
(a) The Trust hereby appoints the Company as an agent of the Fund for the limited purpose of receiving and accepting purchase and redemption requests on behalf of the Account (but not with respect to any Fund shares that may be held in the general account of the Company) for shares of those Designated Portfolios made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. Receipt and acceptance of any such request (or relevant transactional information therefor) on any day the New York Stock Exchange is open for trading and on which a Designated Portfolio calculates its net asset value (a “Business Day”) pursuant to the rules of the Securities and Exchange Commission (“SEC”), by the Company as such limited agent of the Fund prior to the time that the Fund ordinarily calculates its net asset value as described from time to time in the Fund’s prospectus shall constitute receipt and acceptance by the Designated Portfolio on that same Business Day, provided that the Fund receives notice of such request by 8:30 a.m. Eastern Time on the next following Business Day.
(b) The Company shall pay for shares of each Designated Portfolio on the same Business Day that it notifies the Fund of a purchase request for such shares. Payment for Designated Portfolio shares shall be made in federal funds transmitted to the Fund or other designated person by wire to be received by 3:00 p.m. Eastern Time on the Business Day the Fund is notified of the purchase request for Designated Portfolio shares (unless the Fund determines and so advises the Company that sufficient proceeds are available from redemption of shares of other Designated Portfolios effected pursuant to redemption requests tendered by the Company on behalf of the Account, or unless the Fund otherwise determines and so advises the Company to delay the date of payment, to the extent the Fund may do so under the 1940 Act). If federal funds are not received on time, such funds will be invested, and Designated Portfolio shares purchased thereby will be issued, as soon as practicable and the Company shall promptly, upon the Fund’s request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowing or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of Fund transactions effected by the Fund based upon such purchase request. Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

(c) Payment for Designated Portfolio shares redeemed by the Account or the Company shall be made by the Fund in federal funds transmitted by wire to the Company or any other designated person by 3 p.m. Eastern Time on the same Business Day the Fund is properly notified of the redemption order of such shares (unless redemption proceeds are to be applied to the purchase of shares of other Designated Portfolios in accordance with Section 1.3(b) of this Agreement), except that the Fund reserves the right to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any rules thereunder, and in accordance with the procedures and policies of the Fund as described in the then-current prospectus.
(d) Any purchase or redemption request for Designated Portfolio shares held or to be held in the Company’s general account shall be effected at the net asset value per share next determined after the Fund’s receipt and acceptance of such request, provided that, in the case of a purchase request, payment for Fund shares so requested is received by the Fund in federal funds prior to close of business for determination of such value, as defined from time to time in the Fund’s prospectus.
1.4. The Trust or its designee shall use its best efforts to make the net asset value per share for each Designated Portfolio available to the Company by 7:00 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Designated Portfolio is calculated, and shall calculate such net asset value in accordance with the Fund’s prospectus. In the event that the information is provided after 6:30 p.m. Eastern Time, the Trust represents and warrants that it shall make available to Company a contact person that is able to answer questions and provide information about the reasons for delay and when the information is expected to be provided (See Attached Schedule C). If the Trust provides the Company with materially incorrect share net asset value information, the Company on behalf of the Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of the net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery. In the event that any such material error is the result of the gross negligence of the Trust, or its designated agent for calculating the net asset value, any administrative or other costs or losses incurred for correcting underlying Contract owner accounts shall be at the Adviser’s expense.
1.5. The Trust or its designee shall use its commercially reasonable efforts to furnish notice (by wire or telephone followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on any Designated Portfolio shares by the record date, but in no event later than 7:00 p.m. Eastern Time on the ex-dividend date. In the event that the information is provided after 6:30 p.m. Eastern Time, the Trust represents and warrants that it shall make available to Company a contact person that is able to answer questions and provide information about the reasons for delay and when the information is expected to be provided. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Designated Portfolio shares in the form of additional shares of that Designated Portfolio. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash. The Trust or it designee shall notify the Company promptly of the number of Designated Portfolio shares so issued as payment of such dividends and distributions.
1.6. Issuance and transfer of Fund shares shall be by book entry only. Share certificates will not be issued to the Company or the Account. Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.
1.7. (a) The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund’s shares may be sold to other insurance companies and the cash value of the Contracts may be invested in other investment companies.

(b) The Company shall not, without prior notice to the Trust (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.
(c) The Company shall not, without prior notice to the Trust (unless otherwise required by applicable law), induce Contract owners to change or modify the Fund or change the Fund’s investment adviser.
(d) The Company shall not, without prior notice to the Trust, induce Contract owners to vote on any matter submitted for consideration by the shareholders of the Fund in a manner other than as recommended by the Board.
1.8. The parties may agree, in lieu of the procedures set forth above in this Article 1, to place and settle trades for Fund shares through a clearing corporation. In the event that such a clearing corporation is used, the parties agree to abide by the rules of the clearing corporation.
ARTICLE II.  Representations and Warranties
2.1. The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account as a segregated asset account under Kansas insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act.
2.2. The Trust represents and warrants that Designated Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act, shall be duly authorized for issuance and sold in compliance with applicable state and federal securities laws and that the Trust is and shall remain registered under the 1940 Act. The Trust shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.
2.3. The Trust represents and warrants that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act, including, without limitation, Rule 38a-1 under the 1940 Act.
2.4. The Distributor represents and warrants that it is registered as a broker-dealer with the SEC; that it is and shall remain duly registered under all applicable federal and state securities laws; and that it shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.
2.5. The Trust and the Distributor represent and warrant that all of their trustees/ directors, officers, employees, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.
2.6. The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar coverage for the benefit of the Account, in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.
ARTICLE III.  Prospectuses and Proxy Statements; Voting
3.1. The Trust shall provide the Company with as many printed copies of the current prospectus, current Statement of Additional Information (“SAI”), supplements, proxy statements, and annual or semi-annual reports of each Designated Portfolio (for distribution to Contract owners with value allocated to such Designated Portfolios) as the Company may reasonably request to deliver to existing Contract owners. If requested by the Company in lieu thereof, the Trust shall provide such documents (including a “camera-ready” copy of such documents as set in type, a diskette in the form sent to the financial printer, or an electronic copy of the documents in a format suitable for posting on the Company’s website, all as the Company may reasonably request) and such other assistance as is reasonably necessary in order for the Company to have prospectuses, SAIs, supplements and annual or semi-annual reports for the Contracts and the Trust printed together in a single document or posted on the Company’s web-site or printed individually by the Company if it so chooses. The expenses associated with printing and providing such documentation shall be as set forth in Article V.
3.2. The Trust shall provide the Company with information regarding the Fund’s expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract. The Company agrees that it will use such information substantially in the form provided. The Company shall provide prior written notice of any proposed modification of such information, which notice will describe the manner in which the Company proposes to modify the information, and agrees that it may not modify such information in any way without the prior consent of the Trust, which consent shall not be unreasonably withheld.
3.3. So long as, and to the extent the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, or to the extent otherwise required by law, the Company shall, at the Company’s option, follow one of the two methods described below to provide pass-through voting privileges to contract owners:
(b) Provide a list of Contract owners with value allocated to a Designated Portfolio as of the record date to the Fund or its agent in order to permit the Trust to send solicitation material and gather voting instructions from Contract owners on behalf of the Company. The Company shall also provide such other information to the Trust as is reasonably necessary in order for the Trust to properly tabulate votes for Trust initiated proxies. In the event that the Company chooses this option, the Trust shall be responsible for properly “echo voting” shares of a Designated Portfolio for which no voting instructions have been received.
(c) Solicit voting instructions from Contract holders itself and vote shares of the Designated Portfolio in accordance with instructions received from Contract holders. The Company shall vote the shares of the Designated Portfolios for which no instructions have been received in the same proportion as shares of the Designated Portfolio for which instructions have been received.

3.4. The Company reserves the right to vote Fund shares held in its general account in its own right, to the extent permitted by applicable laws.
ARTICLE IV.  Sales Material and Information
4.1. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material that the Company develops and in which the Fund (or a Designated Portfolio thereof) or the Trust is named. No such material shall be used until approved by the Trust or its designee, and the Trust or its designee will use its commercially reasonable efforts for it or its designee to review such sales literature or promotional material within five (5) Business Days after receipt of such material. The Trust or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund (or a Designated Portfolio thereof) or the Trust is named, and no such material shall be used if the Trust or its designee so objects.
4.2. The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Fund or the Distributor in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Fund shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Trust or its designee, except with the permission of the Trust or its designee.
4.3. The Trust or its designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or the Account, is named. No such material shall be used until approved by the Company, and the Company will use its best efforts to review such sales literature or promotional material within five (5) Business Days after receipt of such material. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.
4.4. The Trust shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.
4.5. The Trust will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Portfolios or their shares, promptly after the filing of such document(s) with the SEC or other regulatory authorities.
4.6. The Company will provide to the Trust at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide to the Trust and the Distributor any complaints received from the Contract owners pertaining to the Fund or a Designated Portfolio.
4.7. The Trust will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Designated Portfolio, and of any material change in the Fund’s registration statement, particularly any change resulting in a change to the registration statement or prospectus for any Account. The Trust will work with the Company so as to facilitate the solicitation of proxies from Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner.
ARTICLE V.  Fees and Expenses
5.1. The Trust and/or Distributor shall pay a 12b-1 fee to SDI under this Agreement, as adopted and implemented by the Trust pursuant to Rule 12b-1 to finance distribution expenses. The Distributor shall make payments to SDI as set forth in the applicable current Prospectus for each Designated Portfolio for services provided by SDI pursuant to this Agreement and as stated in Schedule B attached hereto. SDI understands that any compensation paid to them is subject to the terms of one of the Amended and Restated Distribution and Services Plans under Rule 12b-1 adopted by the Trust (the “Plan”), Rule 12b-1 promulgated pursuant to the 1940 Act, and all rules and regulations of the NASD. Further more, regarding the compensation for the promotion and sale of Fund shares, all parties expressly provide that SDI will not be compensated in contravention of Rule 12b-1(h).
5.2. The Trust shall pay or cause to pay a sub-Ta/Record keeping fee on Class N Shares of the Fund in addition to the applicable12b-1 fee payment listed in 5.1 above to the Company for services provided to the Contract holders invested in the Designated Portfolios as outlined in Schedule B.
5.3. All expenses incident to performance by the Fund under this Agreement shall be paid by the Trust. The Trust shall see to it that all its Fund shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Trust, in accordance with applicable state laws prior to their sale. The Trust shall bear the expenses for the cost of registration and qualification of the Fund’s shares, preparation and filing of the Fund’s prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund’s shares.
5.4. The Trust will pay or cause to be paid the expenses associated with printing, mailing, distributing, solicitation and tabulation of proxy materials to Contract owners with respect to proxies related to the Fund, consistent with applicable provisions of the 1940 Act. The Trust shall also bear the expense of printing with respect to Fund prospectuses, annual and semi-annual reports and all other Fund reports delivered to existing Contract owners with value allocated to one or more Designated Portfolios (regardless of whether such documents are printed by the Trust or the Company).
5.5. The Company shall bear the expense of distributing all prospectuses and reports to shareholders (whether for existing Contract owners or prospective Contract owners). The Company shall bear the expense of printing copies of the prospectus for the Contracts for use with prospective Contract owners. The Company shall bear the expenses incident to (including the costs of printing) sales literature and other promotional material that the Company develops and in which the Fund (or a Designated Portfolio thereof) is named.

5.6. Notwithstanding the termination of this Agreement, the Trust and/or Distributor will continue to pay SDI the fee set forth, and in accordance with, Section 5.1 so long as net assets of the Accounts remain in a Designated Portfolio, provided such continued payment is permitted in accordance with applicable law and regulation and the applicable Rule 12b-1 Plan is not terminated.
5.7. Notwithstanding the termination of this Agreement, the Trust will continue to pay or cause to pay the Company the fee set forth, and in accordance with, Section 5.2 so long as net assets of the Accounts remain in a Designated Portfolio, provided such continued payment is permitted in accordance with applicable law and regulation.
ARTICLE VI.  Qualification
The Trust represents and warrants that each Designated Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code,”) and that each Designated Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect and that it will notify the Company immediately or as soon as reasonably possible, if a Fund has ceased to qualify or that a Fund might cease to qualify in the future.
ARTICLE VII.  Indemnification
7.1. Indemnification by the Company
7.1. (a) The Company agrees to indemnify and hold harmless each of the Trust and the Distributor and each of its trustees/directors and officers, and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act or who is under common control with the Trust or the Distributor (collectively, the “Indemnified Parties” for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:
(i) arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts, or
(ii) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company’s authorization or control, with respect to the sale or distribution of the Contracts, or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or
(iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or
(v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;
as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.
7.1. (b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement.
7.1. (c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
7.1. (d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.
7.2. Indemnification by the Distributor
7.2. (a) The Distributor agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or
(ii) arise out of or as a result of statements or representations by or on behalf of the Trust or the Distributor (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Trust) or wrongful conduct of the Distributor or the Trust with respect to the sale or distribution of the Contracts or Fund shares; or
(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Distributor or the Trust; or
(iv) arise as a result of any failure by the Trust or the Distributor to provide the services and furnish the materials under the terms of this Agreement (including a failure of the Trust, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or
(v) arise out of or result from any material breach of any representation and/or warranty made by or on behalf of the Distributor or the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by or on behalf of the Distributor or the Trust;
as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.
7.2. (b) The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.
7.2. (c) The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
7.2. (d) The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.
7.3. Indemnification by the Trust
7.3. (a) The Trust agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or litigation (including legal and other expenses) to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Trust and:
(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or
(ii) arise out of or as a result of statements or representations by or on behalf of the Trust (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Fund) or wrongful conduct of the Adviser or the Trust with respect to the sale or distribution of the Contracts or Fund shares; or
(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust; or
(iv) arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v) arise out of or result from any material breach of any representation and/or warranty made by or on behalf of the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by or on behalf of the Trust;
as limited by and in accordance with the provisions of Sections 7.3(b) and 7.3(c) hereof. The parties acknowledge that the Trust’s indemnification obligations under this Section 7.3 are subject to applicable law. The Company agrees that, in the event an obligation to indemnify exists pursuant to Section 7.3 as well as Section 7.2 hereof, it will seek satisfaction under the indemnification provisions of Section 7.2 before seeking indemnification under this Section 7.3.
7.3. (b) The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.
7.3. (c) The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Trust to such party of the Fund’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
7.3. (d) The Company agrees promptly to notify the Trust of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Fund.
ARTICLE VIII.  Applicable Law
8.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.
8.2. This Agreement shall be subject to the provisions of the 1933 and 1940 Acts as well as the Exchange Act of 1934, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.
ARTICLE IX.  Termination
9.1. This Agreement shall continue in full force and effect until the first to occur of:

(a) termination by any party, for any reason with respect to some or all Designated Portfolios, by six (6) months advance written notice delivered to the other parties; or
(b) termination by the Company by written notice to the other parties based upon the Company’s determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; or
(c) termination by the Company by written notice to the other parties in the event any of the Designated Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or
(d) termination by the Trust or Distributor by written notice to the Company in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Designated Portfolios’ shares; provided, however, that the Trust or Distributor determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or
(e) termination by the Company by written notice to the other parties in the event that formal administrative proceedings are instituted against the Trust or Distributor by the SEC or any state securities department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Trust or Distributor to perform its obligations under this Agreement; or
(f) termination by the Company by written notice to the other parties in the event that any Designated Portfolio ceases to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, or if the Company reasonably believes that any such Fund may fail to so qualify or comply; or
(g) termination by either the Trust or the Distributor by written notice to the other parties, if either one or both the Trust and the Distributor, respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or
(h) termination by the Company by written notice to the other parties, if the Company shall determine, in its sole judgment exercised in good faith, that the Trust or the Distributor has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or
(i) termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Designated Portfolio of the Fund in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Trust and Distributor of the date of substitution.
9.2. Notwithstanding any termination of this Agreement, the Fund and the Adviser shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”), unless the Company seeks an order pursuant to Section 26(b) of the 1940 Act to permit the substitution of other securities for the shares of the Designated Portfolios. Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts (subject to any such election by the Company).
9.3. Notwithstanding any termination of this Agreement, each party’s obligation under Article VII to indemnify the other parties shall survive.
ARTICLE X.  Notices
Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to the Company:	Security Benefit Life Insurance Company Attention: General Counsel One Security Benefit Place Topeka, Kansas 66636 - 0001
If to SDI:	Security Distributors, Inc. Attention: General Counsel One Security Benefit Place Topeka, Kansas 66636 – 0001
If to the Trust:	ABN AMRO Funds 161 North Clark Street, 12MD Chicago IL 60601 Attn: President
If to Distributor:	ABN AMRO Distribution Services (USA) Inc. 460 Moore Road King of Prussia, PA 19406 Attn: Bruno DiStefano

ARTICLE XI.  Miscellaneous
11.1. All persons dealing with the Trust must look solely to the property of the respective Designated Funds listed on Schedule B hereto as though each such Designated Portfolio had separately contracted with the Company and the Distributor for the enforcement of any claims against the Trust. The parties agree that neither the Board, officers, agents or shareholders of the Fund assume any personal liability or responsibility for obligations entered into by or on behalf of the Trust.
11.2. Subject to the requirements of legal process and regulatory authority, the Trust and the Distributor shall treat as confidential the names and addresses of the owners of the Contracts. Each party shall treat as confidential all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such information without the express written consent of the affected party until such time as such information has come into the public domain.

11.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
11.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
11.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
11.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators as applicable) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Kansas Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable insurance operations of the Company are being conducted in a manner consistent with the Kansas insurance laws and regulations and any other applicable law or regulations.
11.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
11.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.
11.9. One or more new series or portfolios of each Trust and Classes I, N and R shares thereof may be established (each a “New Fund”), not then represented on Schedule B hereto. Each such New Fund shall become subject to the provisions of the Agreement to the same extent as the existing Funds as reflected on Schedule B, except to the extent that with the payment of fees as outlined in Article 5 Fees and Expenses above, fees related to 5.2 shall be by executed amendment only, all other fees outlined in Article 5 shall be subject to the provisions of the Agreement to the same extent as the existing Funds as reflected on Schedule B; and also except to the extent such provisions may be modified with respect to each additional New Fund in writing by the parties at the time of the addition of the New Fund, and each such New Fund shall be added to Schedule B.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative.
Security Benefit Life Insurance Company	By its authorized officer
	By:	/s/ GREGORY J. GARVIN
	Title:	VP
	Date:	9/28/06
Security Distributors, Inc.	By its authorized officer
	By:	/s/ GREGORY J. GARVIN
	Title:	Pres.
	Date:	9/28/06
ABN AMRO Funds	By its authorized officer
	By:	/s/ GERALD DILLENBURG
	Title:	C.O.O.
	Date:	10/6/06
ABN AMRO Distribution Services (USA) Inc.	By its authorized officer
	By:	/s/ BRUNO DISTEFANO
	Title:	Vice President
	Date:	10/2/06

Schedule A
Account(s)	Contract(s)	Designated Funds(s)
Variable Annuity Separate Account XIV	V6029	All Funds of the Trust
Variable Annuity Separate Account XVI	GV9497	All Funds of the Trust

Schedule B – List of Funds and Corresponding Fees
ABN AMRO FUNDS
FUNDS	Fund #	QUOTRON	CUSIP	Annual Fee Payout
* Fees Subject to Section 5.1:
Class N				25 bps
Class S				25 bps
Class R				50 bps
Class I				No Fees

** Subject to Section 5.2	Class N – Sub-TA Fees
ABN AMRO Bond	120	CHTBX	00078H323	10bps
ABN AMRO/Montag & Caldwell Balanced	130	MOBAX	00078H273	10bps
ABN AMRO Balanced	131	CHTAX	00078H364	10bps
ABN AMRO Mid Cap	132	CHTTX	00078H315	10bps
ABN AMRO Growth	133	CHTIX	00078H380	10bps
ABN AMRO/Montag & Caldwell Growth	134	MCGFX	00078H299	10bps
ABN AMRO/Veredus Aggressive Growth	135	VERDX	00078H257	10bps
ABN AMRO/Veredus SciTech	137	AVSTX	00078H232	10bps
ABN AMRO/TAMRO Small Cap	138	ATASX	00078H216	10bps
ABN AMRO/TAMRO Large Cap Value	139	ATLVX	00078H224	10bps
ABN AMRO Value	140	RVALX	00078H844	10bps
ABN AMRO Real Estate	143	ARFCX	00078H620	10bps
ABN AMRO/Veredus Select Growth	144	AVSGX	00078H489	10bps
ABN AMRO Mid Cap Growth	147	ABMGX	00080Y306	10bps
ABN AMRO/River Road Small Cap Value	160	ARDEX	00078H125	10bps
ABN AMRO/River Road Dynamic Equity	161	ARSVX	00078H133	10bps

FEE PAYOUT:
*1.	For Class N and Class S, Distributor will pay 0.25% annually of the Fund’s average daily net assets and for Class R, Distributor will pay 0.50% annually of the Fund’s average daily net assets, as maintained and serviced by SDI pursuant to the Plan adopted and maintained pursuant to Rule 12b1 under the 1940 Act. Distributor will pay zero fees on Class I shares.
**2.	Trust will pay or cause to pay Company 0.10% annually of the Fund’s Class N average daily net assets.
PLAN PARAMETERS:
The payment to SDI and the Company, respectively, shall be calculated by the Distributor and/or the Trust at the end of each calendar quarter. All payments are made quarterly for purchases settling prior to the last business day of the quarter and are payable within thirty (30) days following the respective quarter end. Payment will be accompanied by a statement showing the calculation of the quarterly amounts payable by the Trust or Distributor and such other supporting data as may be reasonably requested by SDI or the Company. Minimum check to be paid to a servicing agent is $10.00.

Schedule C
PRICING CONTACTS AT PFPC, INC.
PFPC Inc., 4400 Computer Drive, Westborough MA 01581-5120
Fund Administration & Accounting Contacts:
Brian Curan – VP/Director Fund Administration & Accounting
Phone:  508-871-4103
Fax:  508-871-4461
e-mail:  brian.curran@pfpc.com

Joe Wencus – Manager Fund Administration & Accounting
Phone:  508-871-9940
Fax:  508-366-2388
e-mail:  joseph.wencus@pfpc.com

FIRST AMENDMENT TO THE PARTICIPATION AGREEMENT
THIS FIRST AMENDMENT TO THE PARTICIPATION AGREEMENT (the “Amendment”) is entered into effective July 1, 2012, by and between Security Benefit Life Insurance Company (the “Company”), Security Distributors, Inc. (“SDI”), Aston Funds (formerly, ABN AMRO Funds) (the “Trust”), Foreside Funds Distributors LLC (formerly, BNY Mellon Distributors Inc.) (the “Distributor”) and Aston Asset Management, LP (the “Adviser”).
WHEREAS, the Company, SDI, Trust and Distributor are parties to that certain Participation Agreement dated September 29, 2006 (the “Agreement”); and
WHEREAS, the Adviser is a registered investment adviser under the Investment Advisers Act of 1940, as amended, and serves as the investment adviser to the Trust.
NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree to amend the Agreement as set forth herein:
1.	Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.
2.	The Adviser is hereby added as a party to the Agreement solely with respect to the payment of fees as set forth in Schedule B attached hereto.
3.	All references to “ABN AMRO Funds” in the Agreement are hereby deleted and “Aston Funds” is hereby inserted in lieu thereof in all places. All references to the “Trust” in the Agreement shall be references to “Aston Funds.”
4.	All references to “ABN AMRO Distribution Services (USA), Inc.,” or “BNY Mellon Distributors Inc.” in the Agreement are hereby deleted and “Foreside Funds Distributors LLC” is hereby inserted in lieu thereof in all places. All references to the “Distributor” in the Agreement shall be references to “Foreside Funds Distributors LLC.”
5.	Section 2.5 is hereby amended and restated in its entirety as follows:
“2.5. The Trust represents and warrants that it maintains and shall continue to maintain at all times during the term of this Agreement a blanket fidelity bond or similar coverage in compliance with Rule 17g-1 of the 1940 Act or such related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.”
6.	Section 4.1 is hereby deleted in its entirety by inserting a placeholder in its place as follows:
“4.1	RESERVED”
7.	Section 4.2 is hereby amended by deleting the phrase “or in sales literature or other promotional material approved by the Trust or its designee,” and inserting the phrase “or in sales literature or other promotional material provided by the Trust or its designee,” in lieu thereof.

8.	The following language is added to the end of Section 5.1:
“SDI acknowledges that any compensation paid to it by Distributor will only derive from amounts paid to Distributor from the Trust. SDI also acknowledges and agrees that the Distributor shall not be responsible for the payment of any such fee unless and until Distributor has received such fee from the applicable Fund, and SDI agrees to waive payment of such fee unless and until Distributor has received payment from the applicable Fund.”
9.	Section 5.2 is hereby amended by deleting the phrase “The Trust” and inserting “The Trust or the Adviser” in lieu thereof.
10.	The following language is added to the end of Section 5.6:
“SDI acknowledges that any compensation paid to it by Distributor will only derive from amounts paid to Distributor from the Trust. SDI also acknowledges and agrees that the Distributor shall not be responsible for the payment of any such fee unless and until Distributor has received such fee from the applicable Fund, and SDI agrees to waive payment of such fee unless and until Distributor has received payment from the applicable Fund.”
11.	Section 5.7 is hereby amended and restated in its entirety as set forth below:
“5.7. Notwithstanding the termination of this Agreement, the Adviser and/or the Trust will continue to pay or cause to pay the Company the fee set forth, and in accordance with, Section 5.2 so long as net assets of the Accounts remain in a Designated Portfolio, provided such continued payment is permitted in accordance with applicable law, and the Company continues to comply with all of the terms and conditions of the Agreement, except for Section 9.1 of the Agreement. All of the other terms and provisions of the Agreement will continue in full force and effect with respect to all such assets
12.	The introductory paragraph to Section 7.1(a) is hereby amended and restated in its entirety as follows:
“7.1(a).  The Company agrees to indemnify and hold harmless each of the Trust, the Adviser, and the Distributor and each of their respective trustees/directors, officers, employees, and each person, if any, who controls the Trust or the Distributor within the meaning of Section 15 of the 1933 Act or who is under common control with the Trust or the Distributor (collectively, the “Indemnified Parties” for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:” Section 7.2(a) is hereby amended by deleting all references to “Adviser” and inserting “the Distributor” in lieu thereof in all places.
13.	Section 7.2(a)(i) through (v) are deleted and replaced in their entirety by the following:
“(i)	arise as a result of any failure by the Distributor to perform its duties and obligations under the terms of this Agreement; or
(ii)	arise out of or result from any material breach by the Distributor of any of its representations and/or warranties in this Agreement or arise out of or result from any other material breach of the terms of this Agreement by the Distributor.”

14.	Section 7.2(c) is hereby amended by deleting all references to “Adviser” and inserting “the Distributor” in lieu thereof in all places.
15.	Section 7.3(a) is hereby amended by deleting the following sentence:
“The Company agrees that, in the event an obligation to indemnify exists pursuant to Section 7.3 as well as Section 7.2 hereof, it will seek satisfaction under the indemnification provisions of Section 7.2 before seeking indemnification under this Section 7.3.”
16.	Section 7.3(a)(ii) is hereby amended by deleting the phrase “with respect to the sale or distribution of the Contracts or Funds shares” and inserting “with respect to the sale or distribution of Fund shares” in lieu thereof.
17.	Section 7.3(a)(iv) is hereby amended and restated in its entirety as follows:
                    “(iv) arise as a result of any material failure by the Trust to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Article VI of this Agreement); or”

18.	Article X is hereby amended by amending and restating the notice addresses for the Trust and the Distributor as set forth below:
“If to the Trust or the Adviser:	Aston Funds or Aston Asset Management, LP 120 N. LaSalle Street, Suite 2500 Chicago, IL 60602 Attn: President
If to the Distributor:	Foreside Funds Distributors LLC Three Canal Plaza, Suite 100 Portland, ME 04101 Attn: Legal/Compliance”
19.      The second sentence of Section 11.2 is hereby amended and restated in its entirety as follows:
“Each party shall treat as confidential all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement or required by law, shall not disclose, disseminate or utilize such information without the express written consent of the affected party (which consent shall not be unreasonably withheld) until such time as such information has come into the public domain.”
20.	Schedule B to the Agreement is hereby amended and restated in its entirety as set forth in Schedule B attached hereto.
21.	Except to the extent modified by this Amendment, all terms of the Agreement shall remain in full force and effect. After the date hereof, all references in the Agreement to “this Agreement”, “hereof”, or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. In the event of a conflict between the provisions of the Agreement and those of the Amendment, the Amendment shall control.
22.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together are one and the same document.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.
Security Benefit Life Insurance Company		Security Distributors, Inc.
By:	/s/ DOUGLAS G. WOLFF	By:	/s/ KURT E. AULETA
Name:	Douglas G. Wolff	Name:	Kurt E. Auleta
Title:	President	Title:	Vice President
Aston Funds		Foreside Funds Distributors LLC
By:	/s/ Gerald DILLENBURG	By:	/s/ BRUNO DISTEFANO
Name:	Gerald Dillenburg	Name:	Bruno Distefano
Title:	Senior Vice President	Title:	Vice President
Aston Asset Management, LP, solely with respect to the payment of fees
By:	/s/ KENNETH ANDERSON
Name:	Kenneth Anderson
Title:	President

Schedule B
Funds and Fees
Funds
Aston Funds Class N shares
Aston Funds Class I shares
Aston Funds Class R shares
Fees
1.	The Distributor shall pay SDI the following 12b-1 fees:
a.	0.25% of Class N average daily net assets invested in the Funds;
b.	0.50% of Class R average daily net assets invested in the Funds;
c.	No Fee on Class I average daily net assets invested in the Funds.
SDI acknowledges that any compensation paid to it by Distributor will only derive from amounts paid to Distributor from the Trust. SDI also acknowledges and agrees that the Distributor shall not be responsible for the payment of any such fee unless and until Distributor has received such fee from the applicable Fund, and SDI agrees to waive payment of such fee unless and until Distributor has received payment from the applicable Fund.
2.	The Trust or the Adviser shall pay the Company the following Sub-TA fees, subject to the exceptions identified below:
d.	0.15% of Class N average daily net assets invested in the Funds, except:
i.	0.05% of Class N average daily net assets invested in fixed income Funds;
ii.	0.10% of Class N average daily net assets invested in the ASTON/Fairpointe Mid Cap Fund (CHTTX) and ASTON/TAMRO Small Cap Fund (ATASX);
e.	0.15% of Class I average daily net assets invested in the Funds, except:
i.	0.05% of Class I average daily net assets invested in fixed income Funds;
ii.	0.10% of Class I average daily net assets invested in the ASTON/Fairpointe Mid Cap Fund (ABMIX) and ASTON/TAMRO Small Cap Fund (ATSIX); and
f.	No Fee on Class R average daily net assets invested in the Funds, except 0.15% of the Class R average daily net assets invested in the ASTON/Montag & Caldwell Growth Fund (MCRGX).
Plan Parameters:
The payment to SDI and the Company, respectively, shall be calculated by the Distributor and/or the Trust at the end of each calendar quarter. All payments are made quarterly for purchases settling prior to the last business day of the quarter and are payable within thirty (30) days following the respective quarter end. Payments will be accompanied by a statement showing the calculation of quarterly amounts payable by the Trust or the Distributor and such other supporting data as may be reasonably requested by SDI or the Company. Minimum check to be paid to a servicing agent is $10.00.

[LETTERHEAD]

TIME SENSITIVE – PLEASE SIGN AND RETURN BY [AUGUST 31, 2016]

CONSENT FORM

Reference is hereby made to the Participation Agreement dated September 29, 2006, as amended, between Foreside Funds Distributors LLC (successor-in-interest to BNY Mellon Distributors LLC) (“Distributor”), Aston Funds (the “Trust”), Aston Asset Management, LP, now known as Aston Asset Management, LLC (“Adviser”), Security Benefit Life Insurance Company (“Company”) and Security Distributors, Inc., now known as Security Distributors, LLC (“SDL”), pursuant to which Distributor performs certain activities with respect to the Trust, including those that may only be performed by a registered broker-dealer (the “Agreement”). The Company and SDL hereby consent to Distributor’s assignment of all of its duties and obligations under the Agreement to AMG Distributors, Inc. (“AMGDI”), and to the assumption of all such duties and obligations under the Agreement by AMGDI, effective on October 1, 2016 (the “Effective Date”).

The Company and SDL further agree that the Agreement is hereby amended to replace Distributor with AMGDI as a party thereto, effective as of the Effective Date, subject only to the appointment of AMGDI as the Funds’ principal underwriter by the Funds’ Board of Trustees prior to the Effective Date. After Effective Date, all references to “Distributor” in the Agreement shall be references to “AMG Distributors, Inc.” Except as set forth herein, all of the terms and provisions of the Agreement(s) will remain in full force and effect.

SECURITY BENEFIT LIFE INSURANCE COMPANY
By:	KEVIN WATT
Name:	Kevin Watt
Title:	Vice President
Date:	8.30.16
SECURITY DISTRIBUTORS, LLC
By:	KEVIN WATT
Name:	Kevin Watt
Title:	Vice President
Date:	8.30.16

Please return a signed copy of this Consent Form promptly, but in any event no later than [August 31, 2016] by mail or e-mail to:
AMG Funds LLC
600 Steamboat Road, Suite 300
Greenwich, CT 06830
Attention: Chief Compliance Officer
E-mail: amgfcco@amg.com